Item 77Q (1)(e) - Copies of any new or amended investment advisory contracts

Amendment to Sub-Advisory Agreement between Touchstone Advisors, Inc. and Lee Munder Investment, LLC with respect to the Touchstone Mid Cap Value Fund dated December 1, 2014 is herein incorporated by reference to Post Effective Amendment No. 75 to the Registration Statement on Form N-1A (Accession No. 0001104659-15-004638) as filed with the SEC on January 27, 2015.